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Exhibit 99.1

Las Vegas, Nevada (May 20, 2002) Walt Higgins, chairman and chief executive officer of Sierra Pacific Resources, announced today the departure of four of the company's executives.

Steve Oldham, vice president of energy supply, Doug Ponn, vice president of public policy, Paul Heagen, vice president of corporate communications and Mark Ruelle, president of Nevada Power Company, have left the company effective immediately. Oldham and Ponn are retiring while Heagen has said he will return to his own consulting business and Ruelle is leaving to pursue other opportunities.

"These individuals are among the hardest working, most capable and dedicated, high-integrity people that I have ever had the pleasure of working with," Higgins said. "As we move forward however, it was very clear that we needed to make some changes in order to restore the trust and confidence of our customers, our community and our employees."

Higgins will serve as president of Nevada Power in addition to his duties as chairman and CEO of Sierra Pacific Resources.